Exhibit 10.8

August 15, 2017

Tom Lin, MD, PhD

Lin Bioscience

12F., No. 68, Sec 5, Zhongxiao E. Road, Xinyi Dist.,

Taipei City 110, Taiwan (R.O.C.)

RE: Amendment to the Exclusive Licnese Agreement between Lin Bioscience, Inc. (“Company”) and The Trustees of Columbia University in the City of New York (“Columbia”), dated September 13, 2016, (“Agreement”)

Dear Dr. Lin:

The above referenced Exclusive License Agreement (“Agreement”) entered into by the Trustees of Columbia University in the City of New York (“Columbia”) and Lin Bioscience,Inc. (“Company”), dated as of September 13, 2016, is hereby amended, pursuant to Section 22 of the Agreement, as follows:

1.	1.e. Field: The parties agree to delete and replace Section 1e. with the following:

““Field” shall mean all uses.”

All other terms and conditions of the Agreement shall remain in full force and effect, except as expressly amended herein. If there is any inconsistency or conflict between this Letter and the Agreement, the provisions of this Letter shall govern and control. This Letter shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Please indicate your agreement to the terms of this Letter by signing where indicated below, and returning a copy to my attention for countersignature.

Very truly yours,	AGREED AND ACKNOWLEDGED:

/s/ Scot Hamilton	Lin Bioscience, Inc.
Scot Hamilton	By:	/s/ Tom Lin
Senior Director	Tom Lin
09-07-2017	Chairman and CEO
TTS# 50909	Date:	15 AUGUST 2017